Exhibit 2

ACE*COMM CORPORATION

AFFILIATE AGREEMENT

This AFFILIATE AGREEMENT, dated as of September 12, 2003 (this “Affiliate Agreement”), is entered into by and among i3 Mobile, Inc., a Delaware corporation (“i3”), and the stockholders of ACE*COMM Corporation, a Maryland corporation (“ACE*COMM”), named on Schedule I hereto (collectively, the “Stockholders”) who are directors, executive officers or other affiliates of ACE*COMM (for purposes of Rule 145 under the Securities Act of 1933, as amended).

WHEREAS, i3, Ace Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of ACE*COMM (“Merger Sub”), and ACE*COMM have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Agreement”), which is conditioned upon, and requires, the execution of this Affiliate Agreement and which provides for, among other things, the acquisition of i3 by ACE*COMM, to be effected by the merger of Merger Sub with and into i3, in a stock-for-stock transaction (the “Merger”). Defined terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement; and

WHEREAS, in order to induce i3 to enter into or proceed with the Agreement, the Stockholders are willing to execute, deliver and perform under this Affiliate Agreement;

NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Ownership of ACE*COMM Common Stock. Each Stockholder represents and warrants that the number of shares of ACE*COMM Common Stock set forth opposite such Stockholder’s name on Schedule I hereto is the total number of shares of ACE*COMM Common Stock over which such person has “beneficial ownership” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

(a) Such Stockholder shall, at any meeting of the holders of ACE*COMM Common Stock called for such purpose, vote or cause to be voted all shares of ACE*COMM Common Stock with respect to which such Stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the ACE*COMM Issuance.

(b) Prior to the Effective Time, except as otherwise expressly permitted hereby, such Stockholder shall not, sell, pledge, transfer or otherwise dispose of his/her shares of ACE*COMM Common Stock; provided, however, that this Section 2 shall not apply to a pledge existing as of the date hereof.

3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his/her shares of ACE*COMM Common Stock, provided that such Stockholder obtains the prior written consent of i3 and that any acquirer of such ACE*COMM Common Stock agrees in writing to be bound by this Affiliate Agreement.

4. Proxy. Such Stockholder represents and warrants that such Stockholder has delivered to i3 a duly executed irrevocable proxy in the form attached hereto as Annex A.

5. Specific Performance; Termination. The parties agree and intend that this Affiliate Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Affiliate Agreement are inadequate. Each of the Stockholders agree that irreparable damage to i3 would occur in the event that the provisions of this Affiliate Agreement were not performed in accordance with its specific terms or were otherwise breached by any of the Stockholders. It is accordingly agreed that i3 shall be entitled to an injunction or injunctions to prevent breaches of this Affiliate Agreement by any of the Stockholders and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which i3 is entitled at law or in equity. This Affiliate Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

6. Representations and Warranties. Such Stockholder has full power and capacity to execute and deliver this Affiliate Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Affiliate Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity, insolvency and similar laws affecting creditors’ rights and remedies generally.

7. Notices. Notices may be provided to i3 and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the address of ACE*COMM as set forth in the Agreement.

8. Governing Law. This Affiliate Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

9. Counterparts. This Affiliate Agreement may be executed in multiple counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

10. Headings. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Affiliate Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, i3, by its duly authorized officer, and each of the Stockholders have caused this Affiliate Agreement to be executed and delivered as of the day and year first above written.

i3 MOBILE, INC.

By:
J. William Grimes
Chief Executive Officer

STOCKHOLDERS:

Paul G. Casner, Jr.	Gilbert A. Wetzel

Harry M. Linowes	George T. Jimenez

Joseph A. Chisholm	Steven R. Delmar

Loretta L. Rivers

SCHEDULE I

Name of Stockholder	Number of Shares of ACE*COMM Common Stock Beneficially Owned

Paul G. Casner, Jr.	42,000

Gilbert A. Wetzel	83,000

Harry M. Linowes	31,000

George T. Jimenez	1,968,108

Joseph A. Chisholm	82,076

Steven R. Delmar	75,977

Loretta L. Rivers	50,957

Annex A

IRREVOCABLE PROXY

The undersigned stockholder of ACE*COMM Corporation, a Maryland corporation (“ACE*COMM”), hereby irrevocably (to the full extent permitted by the Maryland General Corporation Law (the “MGCL”)) appoints the members of the Board of Directors of i3 Mobile, Inc., a Delaware corporation (“i3”), and each of them, or any other designee of i3, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of ACE*COMM that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of ACE*COMM issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Irrevocable Proxy is irrevocable (to the full extent permitted by the MGCL), is coupled with an interest, including, but not limited to that certain Agreement and Plan of Merger, dated as of September 12, 2003 (the “Merger Agreement”), by and among i3, ACE*COMM and Ace Acquisition Corporation, a wholly owned subsidiary of ACE*COMM, and is granted in consideration of i3 entering into the Merger Agreement. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the merger contemplated by the Merger Agreement shall become effective in accordance with the terms and provisions thereof, and (ii) the date of termination of the Merger Agreement.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the MGCL), at every annual, special or adjourned meeting of the stockholders of ACE*COMM and in every written consent in lieu of such meeting:

in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the issuance of the common stock of ACE*COMM in connection therewith, and in opposition of any matter which would be inconsistent with the foregoing.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters. All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate on, and be of no further force or effect after, the Expiration Date.

(Signature Page Follows)

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  September     , 2003

(Signature of Stockholder)

(Print Name of Stockholder)

SIGNATURE PAGE TO IRREVOCABLE PROXY